EXHIBIT 10.2

AMENDMENT NO. 1
This AMENDMENT NO. 1, dated as of June 24, 2014 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among SNYDER’S-LANCE, INC., a North Carolina corporation (the “Borrower”), each Lender a party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement.
The Borrower has requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth.
The Lenders party to this Agreement are, on the terms and conditions stated below, willing to grant such request and to amend the Credit Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:
ARTICLE I
DEFINITIONS

1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Agreement” is defined in the preamble.
“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
“Borrower” is defined in the preamble.
“Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 30, 2014, among the Borrower, the Lenders, the Administrative Agent and the other parties thereto.

“Lender” means each lender from time to time party to the Credit Agreement.
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03    Other Interpretive Provisions. The rules of construction in Sections 1.02 and 1.03 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE II
AMENDMENTS

2.01    Amendments. Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Section 7.02.    Subsection 7.02(a) of the Credit Agreement is deleted in its entirety and is replaced with the following in lieu thereof:
“(a)    concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer; provided that, if the Shearer’s Sale is consummated on or before July 3, 2014, for purposes of the Compliance Certificate delivered for the fiscal quarter ending June 28, 2014, the Borrower shall give pro forma effect to the Shearer’s Sale in such Compliance Certificate, and notwithstanding anything to the contrary in the definition of Total Indebtedness, the calculation of Total Indebtedness as of such fiscal quarter shall take into account the proceeds of the Shearer’s Sale applied to pay down the Obligations on or before July 3, 2014.”
(b)    Section 11.01.
(i)    Subsection 11.01(f) of the Credit Agreement is amended by deleting reference to “subsection 3.08(c) and (d)” thereof and replacing such reference with “subsection 3.07(b) and (c)” in lieu thereof, and deleting “or (ii)” thereof and replacing it with “or (iii)” in lieu thereof.
(ii)    Subsection 11.01(g)(v) of the Credit Agreement is amended by deleting reference to “Section 8.01” thereof and replacing such reference with “Section 11.01” in lieu thereof.
(c)    Other Loan Documents. From and after the Agreement Effective Date, each reference to the Credit Agreement in any Loan Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
ARTICLE III
CONDITIONS PRECEDENT

3.01    Conditions of Effectiveness. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:

(a)    Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the Agreement Effective Date and, each in form and substance satisfactory to the Administrative Agent:
(i)    Agreement. Counterparts of this Agreement executed by the Borrower, the Administrative Agent, and all the Lenders;
(ii)    Officer’s Certificate. A certificate executed by a Responsible Officer of the Borrower certifying that:
(A)    the representations and warranties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13 and 6.20 of the Credit Agreement are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Agreement Effective Date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date;
(B)    no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement;
(C)    since December 28, 2013, no event or condition has occurred or could reasonably be expected to occur that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect; and
(D)    the Borrower and its Subsidiaries are in compliance in all material respects with all existing Material Financial Obligations.
(b)    Costs and Expenses. The Administrative Agent shall have received payment for the costs and expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.04 hereof.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:
4.01    Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement,

as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or (ii) any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of its or their property is subject; or (c) violate any Requirement of Law.
4.02    Enforceability. Each of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.03    Credit Agreement Representations. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Agreement Effective Date with the same effect as if made on and as of such Agreement Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date).
4.04    No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS

5.01    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
5.02    Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.
5.03    Effect of Agreement. (1) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(a)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
5.04    Costs and Expenses. On the Agreement Effective Date, the Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement which are invoiced to the Borrower on or prior to the Agreement Effective Date.
5.05    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.06    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.07    Certain Provisions. The provisions of Sections 11.14(b) and 11.15 of the Credit Agreement are hereby incorporated by reference.
5.08    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	SNYDER'S-LANCE, INC.

	By:	/s/ Rick D. Puckett
	Name: Title:	Rick D. Puckett Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bridgett J. Manduk
Name:	Bridgett J. Manduk
Title	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title	Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Keith A. Mummert
Name:	Keith A. Mummert
Title:	Vice President

COBANK, ACB, as a Lender

By:	/s/ Michael Tousignant
Name:	Michael Tousignant
Title:	Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Kenneth M. Blackwell
Name:	Kenneth M. Blackwell
Title:	Senior Vice President

WELLS FARGO BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ LaShonda Fuselier
Name:	LaShonda Fuselier
Title:	Senior Relationship Manager

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Edward A. Tosti
Name:	Edward A. Tosti
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew Springman
Name: Title:	Matthew Springman Executive Vice President

TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

AGFIRST FARM CREDIT BANK

By:	/s/ Bruce B. Fortner
Name:	Bruce B. Fortner
Title:	Vice President

AMERICAN AGCREDIT, FLCA

By:	/s/ Bradley K. Leafgren
Name:	Bradley K. Leafgren
Title:	Vice President

FARM CREDIT EAST, ACA

By:	/s/ Kerri B. Sears
Name:	Kerri B. Sears
Title:	Vice President

FARM CREDIT WEST, FLCA

By:	/s/ Robert Stornetta
Name:	Robert Stornetta
Title:	Vice President

NORTHWEST FARM CREDIT SERVICES, FLCA

By:	/s/ Candy Boswell
Name:	Candy Boswell
Title:	Vice President